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                                                                   EXHIBIT A (9)


[BINDVIEW LOGO]

                           STOCK OPTION EXCHANGE OFFER
                    ELECTION FORM AND CANCELLATION AGREEMENT

OPTIONEE NAME:            _______________________________

Qualifying Old Option(s)
being surrendered:        _______ shares at $ ____ per share
                          _______ shares at $ ____ per share
                          _______ shares at $ ____ per share

1. THE OFFER. BindView Development Corporation ("BindView") has previously granted to the above-identified optionee (the "Optionee" or "me") one or more options to purchase shares of BindView's common stock, no par value ("Common Stock"), pursuant to one or more stock option agreements between the Optionee and BindView ("Option Agreement"). By a Memorandum dated December 3, 2002, entitled "Stock Option Exchange Offer," BindView offered to exchange Qualifying Old Options for New Options in accordance with the terms set forth in such Memorandum (the "Exchange Offer"). (All defined terms herein have the meanings set forth in the Memorandum and the Rescission Offer.) On May 30, 2003, BindView offered to rescind the Offer of the exchange of Qualifying Old Options for New Options in accordance with the terms set forth in the Offer to Rescind the Exchange of Certain Outstanding Options for New Options (the "Rescission Offer").

2. ELECTION: I had elected to rescind the exchange of certain Qualifying Old Options that I had previously submitted for exchange pursuant to the Offer. I hereby elect to re-submit such Qualifying Old Options for exchange pursuant to the Offer and to accept the Offer to exchange the number of Qualifying Old Options set forth above for a lesser number of New Options at the New Option Grant Date in accordance with the terms set forth in the Memorandum and the Rescission Offer. I acknowledge that: (i) I have received the Memorandum and the Rescission Offer; (ii) I have been advised to consult with an attorney or tax advisor concerning the tax consequences of my acceptance of the Offer under my particular circumstances, (iii) I am agreeing to the terms of the Offer and the Rescission Offer knowingly, voluntarily, and with such advice from my attorney or tax advisor as I deem appropriate, and I have not been subjected to any undue influence or coercion in agreeing to the terms hereof.

3. CANCELLATION OF QUALIFYING OLD OPTION(s): I hereby represent, warrant, acknowledge and agree with BindView that prior to my execution and delivery of this Election Form and Cancellation Agreement I have not exercised or attempted to exercise, and prior to the cancellation and termination of the above Qualifying Old Option(s) being surrendered I will not exercise or attempt to exercise, such Qualifying Old Option(s), in whole or in part, or any other right under the corresponding Option Agreement. I expressly agree that such Qualifying Old Option(s) and any and all rights to exercise the same pursuant to the applicable Option Agreement are hereby canceled and terminated in full and are of no further force or effect whatsoever.

Date:
     --------------------------             -----------------------------
                                            Optionee's signature

RETURN THIS FORM TO:
BindView Development Corporation
25th Floor reception desk
Attention:  Kelly Gillespie
5151 San Felipe, Suite 2500
Houston, Texas 77056

ACKNOWLEDGED: *
BINDVIEW DEVELOPMENT CORPORATION, by:

Date:
     --------------------------             -----------------------------
                                            Signature / Title

* Subject to later confirmation and/or correction of option data above.